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                                                                    Exhibit 10.9

                                 LEASE AGREEMENT
                                 ---------------

         This LEASE AGREEMENT (this "Lease"), made the 25th day of April, 2001 between SUN INTERNATIONAL NORTH AMERICA, INC., a Delaware corporation, having an address at 1415 East Sunrise Blvd., Fort Lauderdale, Florida 33304 ("Landlord"), and COLONY RIH ACQUISITIONS, INC., a Delaware corporation, having an address at c/o Colony Capital, LLC, 660 Madison Avenue, New York, New York 10021 ("Tenant").

1. Premises.

         Landlord has agreed to let and hereby does let to Tenant, and Tenant has agreed to take and hereby does take from Landlord, the parcels of land and improvements thereon located in the County of Atlantic, State of New Jersey, more particularly described on Exhibit A attached hereto (the "Premises"), including the improved premises located at and known as 157 S. Chalfonte Ave., Atlantic City, County of Atlantic, State of New Jersey (as more particularly identified on Exhibit A, the "Building Site"), sites designated as Block 270, Lot 10 in the City of Pleasantville, Block 588, Lot 11 in the Township of Hamilton, Block 4214, Lot 1 in the Township of Egg Harbor, Block 226.01, Lot 11 in the City of Absecon, each in the County of Atlantic, State of New Jersey (each as more particularly identified on Exhibit A, the "Billboard Sites"), and the balance of the lands described on Exhibit A being comprised of vacant land.

2. Rent.

         In consideration of Landlord's carrying costs with respect to the Property, Tenant shall make monthly payments as described herein to Seller (the "Carrying Cost Payments") on the first day of each month during the Term (as defined herein) in the amount of $100,000 each, such payments to be pro-rated for any partial month falling within the Term. Simultaneously herewith, Tenant has delivered a check in the amount of $20,000.00, subject to collection, in payment of the Carrying Cost Payment for the period from the date hereof through the end of April, 2001.

3. Term; Option Agreement.

         (a) The initial term of this Lease shall be two years, to commence on the date hereof (the "Commencement Date") and to end on the midnight of the day preceding the second anniversary of the date hereof (as it may be extended or earlier terminated in accordance with the provisions of this Lease, the "Term").

         (b) Except as set forth in Section 3(c), the Term of this Lease shall be contemporaneous with the term of the Option Agreement dated the date hereof between Landlord and Tenant (the "Option Agreement") and shall be automatically extended for a concurrent extension period if the Option Agreement is extended in accordance with its terms. This Agreement shall terminate automatically upon the expiration or termination of the Option Agreement.

         (c) Upon the expiration of the Term hereof or in the event of a termination or expiration of the Option Agreement other than due to a default by Tenant, Tenant shall have the right to continue this Lease as a month-to-month tenancy, by giving Landlord a "Month-to-Month Extension Notice" prior to or simultaneously with such expiration or termination, and all of the provisions of this Lease shall continue to apply to such month-to-month tenancy; provided

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that the renewal provisions of Section 3(b) shall not apply to such tenancy and, during such month-to-month tenancy, Tenant shall pay rent at a rate equal to the greater of $100,000 per month or the Fair Market Rental Rate as determined pursuant to Section 22 hereof (provided, however, that until such time as the new rental rate is determined, Tenant shall continue to make monthly payments of rent at the then existing rental rate and, upon such determination, Landlord and Tenant shall make such adjustments as are required to reflect the new rental rate). At Landlord's option from time to time exercised upon notice to Tenant (a "Rent Adjustment Notice"), but not more often than once in any twelve month period, the Fair Market Rental Rate may be re-determined as of the date of the Rent Adjustment Notice and the rent payable pursuant to this Section 3(c) during the month to month tenancy shall be accordingly adjusted as of the date of the Rent Adjustment Notice to that determined pursuant to the provisions hereof and of Section 22 of this Lease, such new rental rate to apply from the date of Landlord's Rent Adjustment Notice until such date, if any, as of which a new
Rent Adjustment Notice is given by Landlord in accordance with the provisions hereof. Any month-to-month tenancy of Tenant pursuant to the provisions of this
Section 3(c) may be terminated (i) by Tenant upon thirty days' written notice to Landlord or (ii) by Landlord in the event that Landlord enters into a letter of intent or other agreement for the sale of the Premises or if Landlord elects to develop the Premises, in which event such termination shall be effective 30 days after Landlord's notice of any of the foregoing; and, if Landlord enters into a letter of intent or agreement of sale to sell a portion of the Premises or elects to develop a portion of the Premises, the Lease shall be terminated as to those portions and continued as to the remaining portion in which case the rent shall be pro rated on a square footage basis.

4. Impositions and Service Charges.

         (a) Tenant shall pay or cause to be paid, before delinquency, all charges for public or private utility or communication services and any sprinkler systems and protective services at any time rendered to or in connection with the Premises, shall comply with all contracts relating to such services, and shall do all other things required for the maintenance and continuance of all such services. Upon the expiration or earlier termination of this Lease, the charges for such services shall be prorated between the parties as of the date of such expiration or termination on the basis of meter readings, receipts or other evidence of payment of amounts due reasonably satisfactory to Landlord.

         (b) Tenant shall pay all taxes (excluding real estate taxes on the Premises), assessments, levies and other governmental charges (including any taxes, assessments, levies and charges for public improvements, benefits or services, no matter when commenced or completed), general, special, ordinary, extraordinary and otherwise, whether or not now customary or within the contemplation of the parties, together with all interest and penalties thereon, which, pursuant to Applicable Laws in effect from time to time, are allocable to any period from and after the Commencement Date and prior to the expiration of the Term, that are levied or imposed upon or assessed against (i) this Lease or the leasehold estate hereby created, (ii) the gross receipts from the Premises or the earnings arising from the use thereof, (iii) Landlord by reason of any actual or asserted engagement by Landlord, directly or indirectly, in any business, occupation or other activity in connection with the Premises, or (iv) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises, other than (A) franchise or capital stock taxes of Landlord, or (B) income, estate,


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inheritance, succession, transfer, stamp or gift taxes of Landlord, except to the extent that any tax referred to in clause (A) or (B) is levied in substitution for or in lieu of the whole or any part of, or in lieu of any increase in the amount of, any tax which would otherwise be covered by any of clauses (i) - (iv).


5. Use Covenants and Obligations.

         (a) The Premises shall at all times be used only for customer, employee and valet parking and as a turnaround area in connection with the operation of the hotel and casino property known as Resorts Atlantic City (the "Casino"), presently owned by Resorts International Hotel, Inc. ("RIH") located at Block 60 on the tax map of Atlantic City, County of Atlantic, State of New Jersey, as the same may be modified or expanded, and for no other purpose, except that (i) the Building Site shall be used solely for administrative and general office space in connection with the Casino, and (ii) the Billboard Sites shall be used solely for advertisements relating to the Casino.

         (b) Tenant expressly covenants and agrees that during the term of this
Lease:

             (1) Tenant shall not use or permit the use of the Premises or any part thereof for (i) the sale, or routine furnishing of any gasoline, petroleum products or other fuel oil or lubricating material, grease or other lubricant material, or tires, batteries, automobile accessories or related products or equipment, (ii) the construction, maintenance or operation of any grease or repair pit, or (iii) operation, maintenance or conduct of any automobile repair or servicing business.

             (2) Tenant shall not install or use or permit to be installed or used in the Premises, except for the exclusive use of employees of Tenant, any food, beverage, cigarette, stamp or other vending or dispensing machine or any mechanical or electronic game of chance or amusement device.

             (3) Tenant shall not cause or permit the blockage of any publicly owned sidewalk in or about the Premises or the double parking on any publicly owned street of any vehicle under its control. Tenant shall use commercially reasonable efforts to minimize traffic backups, unnecessary noise and congestion from occurring in or about the Premises.

              (4) Tenant shall not discharge or allow to be discharged any gasoline, oil, grease or other like substances onto or under the ground or into the sewer system in or around the Premises, other than incidental discharges not inconsistent with the use of the Premises as a parking lot, and Tenant shall make suitable arrangements to dispose of all waste and rubbish, including petroleum products, in compliance with all codes, rules, regulations, directives, guidelines, laws and requirements of any governmental entity asserting jurisdiction, and Tenant shall in accordance with Applicable Laws maintain all sidewalks, ramps, entryways and access areas to or adjacent to the Premises and free from grease, oil or other discoloration and drippings other than such grease, oil or discoloration ordinarily occurring through reasonable use and wear and tear.


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              (5) Tenant shall store all trash or garbage in closed receptacles and will arrange at its expense for removal of such trash and garbage.

              (6) In all respects the Premises (excluding the Building Site and the Billboard Sites) shall be operated in a manner consistent with a quality car parking lot.

              (7) Tenant shall, in a timely manner, collect and pay to the appropriate governmental authorities all taxes which may be or become due and payable on account of, or resulting from the operation of, a parking lot on the Premises during the Term. If any governmental taxing authority shall have requested proof in writing from Landlord that the aforesaid taxes have been paid, or if Landlord requires such proof in connection with any audit, or if Landlord, in Landlord's good faith judgment, is at risk of incurring any liability regarding such taxes, then Landlord may demand from Tenant proof that the proper amount of such taxes was paid in a timely fashion, and Tenant, within fifteen (15) days following demand by Landlord, shall provide Landlord with such proof.

              (8) With respect to the Building Site and the Billboard Sites, Tenant agrees and covenants to keep all improvements thereon in as good order, condition and repair as when the same were entered upon, damage by fire or other casualty or condemnation excepted. Tenant shall, at its sole cost and expense, perform all necessary maintenance and repair (including, where applicable or necessary, replacements) to the improvements located on the Building Site and the Billboard Sites, excluding structural repairs.

              (9) Tenant shall be responsible for ensuring that all signage at the Billboard Sites shall at all times be in compliance with all applicable governmental rules, regulations and zoning ordinances and shall obtain and keep in effect all permits required from municipal and other authorities in connection with such signage. Tenant shall be fully responsible for, and shall promptly discharge and remove of record, any and all violations issued in connection with the signage, and shall promptly pay all impositions, fines and penalties associated with same. With respect to any future signage or alterations to existing signage, Tenant shall make all required filings with all municipal and other authorities having jurisdiction and shall obtain all legally required permits and licenses for the construction, display and operation of such signage.

         (c) Tenant acknowledges and agrees that if Tenant shall breach in any material respect any of the provisions of this Section 5, Landlord shall have no adequate remedy at law, and consequently, among other remedies for such breach permitted by law or the provisions of this Lease, Landlord shall be entitled to enjoin Tenant from any violation of said provisions.

         (d) Tenant, at Tenant's sole cost and expense, shall (a) procure and thereafter maintain all governmental permits and licenses required for the proper and lawful conduct of Tenant's business in the Premises and the use thereof, (b) submit copies of all such permits and licenses to Landlord for its inspection upon Landlord's request, and (c) submit to the appropriate governmental agency copies of new or renewal permits and licenses expiring during the term of this Lease within the time periods required by law.

6. Alterations, Maintenance and Repair.

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         (a) Tenant shall not construct any improvements, buildings or other structures on the Premises and shall not make any changes or alterations other than (1) landscaping of unpaved areas, (2) as needed and upon submission of plans and Landlord's written approval thereof, such approval not to be unreasonably withheld, delayed or conditioned: (i) installation of parking booths, kiosks or sheds; (ii) with respect to paved areas, re-paving, re-blacktopping, re-striping and re-grading as needed; and (iii) reasonable alterations to the Building Site and, subject to Section 5(b)(9), alterations to signage at the Billboard Sites.

         (b) Tenant shall take good care of the Premises and shall maintain all parking areas in good condition and make all repairs thereon necessary to keep the same in good condition. Tenant shall keep the Premises clean and in good order, to the reasonable satisfaction of Landlord. Tenant shall not be responsible for the repair of any deficiencies existing at the Premises upon the commencement of the Term.

         (c) If, because of any acts or omission of Tenant, anyone claiming through or under Tenant shall file any mechanic's or other lien or order for the payment of money against the Premises or against Landlord (whether or not such lien or order is valid or enforceable as such), Tenant shall, at Tenant's own cost and expense, cause the same to be canceled and discharged of record or bonded within thirty (30) days after receiving written notice of filing thereof, and shall also indemnify and save harmless Landlord from and against any and all costs, expenses, claims, losses or damages, including reasonable counsel fees, resulting therefrom or by reason thereof.

         (d) Tenant shall not display or erect any exterior decorations, lettering, signs, advertisements, notices, posters, displays, projections, curtains, blinds, shades, screens or awnings on or about the Premises (collectively, "Signs") without obtaining any permits or government approvals required by law; and Landlord shall cooperate with Tenant, at Tenant's sole cost and expense, to the extent reasonably necessary for Tenant to obtain any such permits or governmental approvals. All such Signs shall be maintained by Tenant at its sole cost and expense in good order and condition, and in accordance with all of the terms and provisions of this Lease. All Signs shall be removed by Tenant at the end of the Term, and Tenant shall repair, at Tenant's sole cost and expense, any damage to the Premises caused by the installation, maintenance or removal of such Signs. Tenant shall indemnify and hold Landlord harmless of and from any and all claims, costs, expenses or damages suffered by reason of the installation, maintenance or removal of such Signs, except to the extent caused by the negligence or willful misconduct of Landlord, its employees and agents.

7. Compliance with Laws. Tenant, at Tenant's expense, shall comply in all material respects with all laws and ordinances, and all material rules, orders and regulations of all governmental authorities and of all insurance bodies, at any time duly issued or in force, applicable to the Premises or any part thereof or to Tenant's use thereof ("Applicable Requirements"), except that Tenant shall not be required to cure, correct or repair any violation or condition existing prior to delivery of possession of the Premises to Tenant. Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this Section. Each party shall give prompt notice to the other of any notice it receives of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof. The terms of the New Jersey Casino Control Act and regulations promulgated thereunder (together, the


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"Act") are incorporated herein by reference and Tenant agrees to comply with the provisions thereof. This lease may be terminated by Landlord or Tenant upon written notice to the other, without liability to either party (excepting any liability with respect to obligations accruing prior to the termination or those obligations expressly stated to survive a termination or expiration of this Lease), in the event Tenant or Landlord is directed to do so by the New Jersey Casino Control Commission. Any such termination shall be effective as of the date the notice is given or such later date as may be specified in such notice.

8. No Warranty by Landlord. Tenant has inspected the Premises and is fully familiar with the condition and state of repair thereof and, subject to Section 21(d), accepts the Premises "as is" and in their present condition. Tenant has made such examination of title to the Premises and of the operation, income and expenses of the Premises and all other matters affecting or relating to the Premises as Tenant deemed necessary. EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE, LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES OR THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, FITNESS FOR USE FOR ANY PARTICULAR PURPOSE, CONDITION, OR DURABILITY THEREOF, OR AS TO THE TITLE THERETO OR OWNERSHIP THEREOF OR OTHERWISE, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. IN CASE OF ANY DEFECT OR DEFICIENCY IN THE PREMISES, WHETHER PATENT OR LATENT, LANDLORD SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION 8 HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION BY LANDLORD OF, AND LANDLORD HEREBY DISCLAIMS, ALL WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OF HABITABILITY WITH RESPECT TO THE PREMISES, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR OTHER APPLICABLE LAW.

9. Net Lease; Non-Terminability; Tenant's Liability.

         (a) The parties intend that by the execution of this Lease, Tenant shall assume with respect to the Premises every obligation relating thereto which the ownership thereof entails and which, but for this Lease, would be borne by Landlord except as otherwise expressly set forth in Sections 4, 6, 7 and 8. All payments due from Tenant hereunder, however denominated, constitute payments of rent.

         (b) Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in good order, condition and repair, except: (i) for ordinary wear and tear (ii) in the case of a Taking, the portion taken and (iii) if the Tenant exercises its option to purchase the Premises pursuant to the Option Agreement.

         (c) Tenant shall remove from the Premises on or prior to such expiration or earlier termination all of its personal property situated thereon which is not part of the Premises and not owned by Landlord and shall repair any damage caused by such removal. Property not so removed shall become the property of Landlord, and Landlord may thereafter, after 3 days written notice to Tenant, cause such property to be removed from the Premises and disposed of,


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but the reasonable cost of any such removal and disposition as well as the reasonable cost of repairing any damage caused by such removal shall be borne by Tenant.

         (d) If Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease, without Landlord's consent or a new lease, then Landlord, without waiving any other rights or remedies hereunder, may elect to treat Tenant as a tenant from month to month, subject to all the terms of this Lease, except that the monthly rent payable to Landlord shall be $ 300,000.

10. Landlord Right of Entry. Landlord and its authorized representatives may enter the Premises at all reasonable times upon reasonable notice, accompanied, at Tenant's option, by a representative of Tenant (except in the case of an emergency or if necessary to comply with any Applicable Laws), provided Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's operation of the Casino by such entry, for the purpose of (a) inspecting the Premises and to make such repairs, replacements and improvements
(i) as Landlord may deem necessary and reasonably desirable, with Tenant's prior written consent, not to be unreasonably withheld, conditioned or delayed or (ii) which Landlord may elect to perform following Tenant's failure to make repairs or perform work which Tenant is obligated to perform under this Lease, (b) complying with Applicable Requirements and, (c) showing the Premises to prospective purchasers, or tenants of the Premises during the last six (6) months of the term of this Lease provided Tenant has not exercised the Option. No such entry shall constitute an eviction of Tenant. Landlord shall have no duty to make any such entry or inspection.

11. Indemnification.

         (a) Tenant, irrespective of whether Tenant shall have been negligent in connection therewith, hereby indemnifies, protects, defends and saves harmless, Landlord and Landlord's affiliates including Sun International Hotels Limited and each of its subsidiaries and each of their respective partners, principals, members, officers, directors, contractors, agents and employees (collectively, the "Landlord Indemnified Parties") from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, fines, penalties, interest and expenses (including reasonable counsel and other professional fees and disbursements incurred in any action or proceeding and court costs), to which Landlord Indemnified Parties may be subject or suffer arising from, or in connection with: (i) any liability or claim for any injury to, or death of, any person or persons, or damage to property (including any loss of use thereof), occurring in or about the Premises during the Term, or
(ii) Tenant's use and occupancy of the Premises, or from any work, installation or thing whatsoever done or omitted (other than by Landlord or its agents or employees) in or about the Premises during the Term, or (iii) any default by Tenant in the performance of Tenant's obligations under this Lease, including, without limitation, Tenant's obligations under Section 21, or (iv) any act or omission of Tenant, its subtenants, assignees and occupants and its and their respective agents, representatives, contractors, servants, employees, licensees, guests and invitees, or (v) any cost, liability or responsibility for the payment of any sales tax with respect to any installations, furniture, furnishings, fixtures or other improvements located, installed or constructed in the Premises during the Term, or the filing of any tax return in connection therewith (although Landlord agrees to execute any such return if required by law) regardless of


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whether such tax is imposed upon Landlord or Tenant. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

         (b) In the case of any claim asserted by a third party against a party entitled to indemnification under this Lease (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") as soon as practicable after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any third party claim or any litigation with a third party resulting therefrom; provided, however, that (a) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be subject to the approval of the Indemnified Party (which approval shall not be unreasonably withheld, conditioned or delayed), (b) the Indemnified Party may participate in such defense at such Indemnified Party's expense (which shall not be subject to reimbursement hereunder except as provided below), and (c) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Lease except and only to the extent that such Indemnifying Party is actually and materially damaged as a result of such failure to give notice. Except with the prior consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a general release from any and all liability with respect to such claim or litigation. If the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to adversely affect the ability of the Indemnified Party to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right to utilize counsel of its own choosing at the sole and reasonable cost of the Indemnifying Party and to assume its own defense; provided, however, that if the Indemnified Party does so assume its own defense, the Indemnified Party shall not settle such claim or litigation or consent to entry of any judgment without the consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed.

12. Insurance. Tenant shall at all times maintain with respect to the Premises insurance of the following character:

         (a) (i) Garage Liability Insurance, written on an occurrence basis, with a broad form comprehensive coverage (including, without limitation, premises and operations, contractual, products and automobile liability insurance coverage and all insurance coverages which are covered under a standard comprehensive public liability and property damage insurance policy with a broad form endorsement containing broad form contractual liability insurance coverage) with a minimum limit of liability being a combined single limit with respect to each occurrence of not less than $15,000,000 ($5,000,000 primary coverage plus $10,000,000 umbrella being


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

acceptable) for injury or death and damage to property, occurring in, upon, adjacent to, or connected with the Premises or any part thereof (including any adjoining sidewalk, curb or vault); (ii) Garage Keeper's Legal Liability Insurance written on an occurrence basis in amounts of not less than $5,000,000, which insurance shall cover legal liability for loss by fire, explosion, riot, vandalism, theft, malicious mischief and collision of automobiles in the care of Tenant for storage or safekeeping; and (iii) Worker's Compensation Insurance, as required by law; (iv) General Public Liability and Property Damage Insurance, all risk, "occurrence" type, including contractual indemnification coverage, and fully protecting Landlord (and its partners, shareholders, officers, directors, affiliates and agents) against any and all liability, claims, cost and expense arising out of negligence, accident or disaster, involving personal injury, wrongful death and property damage in the single limit of no less than $15,000,000 ($5,000,000 primary coverage plus $10,000,000 umbrella being acceptable) per occurrence, and (v) such other insurance in such amounts as may be, from time to time, reasonably required by Landlord against the same or other insurable hazards which at the time are commonly insured against in the case of parking lots, parking garages, buildings or billboards in Atlantic City.

         (b) All insurance required under Section 12(a) shall be written by insurers of recognized financial standing which are authorized to do an insurance business in the State of New Jersey and have, at the time such insurance is issued or renewed, an Alfred M. Best Company, Inc. general policyholders' rating of A or better and a financial rating of BBB or better (or equivalent ratings by a generally recognized successor rating agency).

         (c) Tenant shall obtain endorsements to the insurance policies carried pursuant to Section 12(a) providing that (i) Landlord and Sun International Hotels Limited and, if requested by Landlord, any subsidiary of either of them are included as additional insureds, but none of them is liable for the payment of premiums, (ii) the insurer waives all rights of subrogation against Landlord and any such other parties, (iii) such insurance is primary, without right of contribution from any other insurance carried by or on behalf of Landlord with respect to its interest in the Premises, (iv) loss payable under such policies shall not be reduced by reason of any right of set-off or counterclaim that the insurer may have against Tenant, (v) as to Landlord, such policies shall not be invalidated by any act or omission of Tenant, and (vi) no lapse, cancellation or material change with respect to such policies shall be effective as to Landlord until at least 30 days after receipt by Landlord of written notice thereof.

         (d) Any insurance required under this Section 12 may be evidenced by blanket insurance policies covering the Premises and other property or assets of Tenant or any sublessee of Tenant, provided that the protection afforded thereby shall be no less than that which would have been afforded under a separate policy relating only to the Premises and each policy of such insurance shall in all other respects comply with this Section 12.

         (e) Upon the execution and delivery of this Lease, Tenant shall deliver to Landlord either certificates of insurers evidencing all insurance which is then required to be maintained by Tenant hereunder or, upon request of Landlord, original or duplicate policies of such insurance, and in either case evidence satisfactory to Landlord of the payment of the related premiums. Within 30 days prior to the expiration of any such insurance, Tenant shall deliver to Landlord either certificates of insurers evidencing the renewal of such insurance or, upon request of


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Landlord, original or duplicate policies of such insurance, and in either case evidence satisfactory to Landlord of the payment of the related premiums.

         (f) Should Tenant fail to maintain any insurance provided for in this
Section 12, or to pay the premium therefor, or to deliver to Landlord any of such policies or certificates, Landlord may, upon five days' prior written notice to Tenant of its intention to do so, procure such insurance and any reasonable sums expended by it to procure such insurance shall be repaid by Tenant on demand of Landlord.

         (g) Except to the extent caused by the willful misconduct or negligence of Landlord, its agents, servants, invitees or employees, Landlord shall not be liable to Tenant for any loss, damage or expense of any kind resulting from, and no claims shall be made against Landlord by Tenant for, any injury or damage to person or property occurring in the Premises.

         (h) Landlord may, from time to time, require increases in the amounts or changes in the types of coverage established in this Section 12 to reflect the amounts and/or types of coverage which are then required by Applicable Requirements, or by Landlords of or maintained typically by operators of, parking lots in Atlantic City, New Jersey.

13. Condemnation.

         (a) In the event that the Premises or substantially all of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title.

         (b) In the event that less than substantially all of the Premises shall be so condemned or taken, then Tenant may at Tenant's option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Landlord in writing of such termination within sixty (60) days following the date on which Tenant shall have received notice of vesting of title. If Tenant does not so elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking.

         (c) In the event of termination in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the termination date of this Lease.

         (d) Subject to the provisions of the Option Agreement, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof. Subject to the provisions of the Option Agreement Tenant shall not be entitled to receive any part of such award from Landlord or the condemning authority, except that Tenant shall have the right to assert a claim against the condemning authority for the value of moveable fixtures and equipment installed and paid for by Tenant and for relocation expenses, provided that the payment of any award to Tenant does not diminish the amount which would otherwise be paid to Landlord by that condemning authority.

         (e) In the event of a condemnation or taking for governmental occupancy for a limited period, Tenant shall be entitled to a pro rata credit against Tenant's Carrying Cost Payments during the period of such temporary taking, calculated by Landlord on a square footage basis based upon the ratio of the space taken to the entire space comprising the Premises.

         (f) A termination of this Lease pursuant to the provisions of this
Article 13 shall also operate as a termination of the Option Agreement.

14. Assignment by Tenant.

         (a) "Affiliate": of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

         (b) "Person" or "person": means any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust or other entity.

         (c) Neither this Lease nor Tenant's rights or obligations hereunder shall be assignable, subleasable or otherwise transferable, in whole or in part (whether by merger, sale of stock, sale of all or substantially all of the assets or business, operation of law or otherwise), without the prior written consent of Landlord, except that Tenant may assign, in its sole discretion, any of or all of its rights, interests and obligations under this Lease to (i) the banks or other institutional lenders providing the debt financing incurred by Tenant in connection with the closing on the date hereof of the transactions contemplated by the Purchase Agreement among Landlord, GGRI, Inc. and Tenant dated as of October 30, 2000 (together with any amendment or refinancing thereof, the "Acquisition Financing"), (ii) to either any controlled Affiliate of Colony Investors IV, L.P. ("Colony") (so long as such Affiliate remains at all times thereafter an Affiliate of Colony) or any controlled Affiliate of Thomas Barrack (so long as such Affiliate remains at all times thereafter an Affiliate of Thomas Barrack), or (iii) to any Person which acquires, directly or through the acquisition of a controlling interest in RIH, the real property owned or leased by RIH and which substantially comprise the Casino, and owns and operates the Casino and the Casino business therein (a "Successor Owner"); provided, that, in each such case, such party assumes Tenant's obligations hereunder and under the Option Agreement and Tenant remains liable hereunder (except in the case of a Successor Owner). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         (d) No assignment pursuant to this Section 14 shall be effective for any purpose unless (i) Landlord shall have received, at least 30 days prior to the consummation of such transaction, (A) an executed counterpart of the instrument effecting such assignment, in form and substance satisfactory to Landlord, containing inter alia the name, address and telephone number of the assignee, (B) an executed instrument of assumption of Tenant's obligations under this Lease by such assignee, in form and substance satisfactory to Landlord, (C) an affidavit of the assignee, or the principal officer or general partner thereof, setting forth the names and addresses of all persons having interests in the assignee and of all directors and officers of the assignee, and (D) such other documents as Landlord may reasonably request, and (ii) on the date such assignment is consummated, no Event of Default, or event which with notice or the passage of time would constitute an Event of Default, shall have occurred and be continuing.

         (e) No assignment of Tenant's interest under this Lease shall be valid unless made in compliance with this Section 14.

         (f) If this Lease is assigned to any person pursuant to the Title 11 of the United States Code (as the same may be amended from time to time, the "Bankruptcy Code"), all consideration paid or delivered in connection with such assignment shall be paid or delivered to Landlord, shall be the exclusive property of Landlord and shall not constitute property of Tenant or its estate within the meaning of the Bankruptcy Code, and such person shall be deemed without further act to have assumed all of Tenant's obligations hereunder arising after such assignment and, upon request of Landlord, shall execute and deliver to Landlord an agreement confirming such assumption.

         (g) For purposes of this Section 14, the term "assignment of Tenant's interest under this Lease" shall include the direct or indirect assignment (in either a single transaction or a series of transactions) of the controlling ownership interest of any entity which is Tenant under this Lease; and the term "assignment" shall include a sale or any other transfer (by operation of law, by contract or otherwise).

         (h) Tenant shall pay, on demand, all costs, including attorneys' fees, incurred by Landlord in connection with action taken by it pursuant to this
Section 14 and the review of documents submitted to it.

15. No Mortgages.

         Tenant shall not mortgage, pledge or grant a security interest in its interest in the Premises except in connection with the Acquisition Financing.

16. Quiet Enjoyment.

         So long as Tenant shall perform and observe all covenants and conditions to be performed or observed by Tenant under this Lease, and subject to the terms and conditions of this Lease, the condition of the Premises and matters of title existing on the date of this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the term demised by this Lease free of interference from Landlord or those claiming through or under Landlord.

17. Events of Default.

         (a) If anyone or more of the following events ("Event of Default") shall occur:

             (i) Tenant shall make an assignment of its property for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition under any bankruptcy or insolvency law shall be filed against Tenant and such involuntary petition is not dismissed within ninety (90) days after the filing thereof; or

             (ii) a petition is filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import, unless such petition under said reorganization provisions be one filed against Tenant which is dismissed within ninety (90) days after its filing; or

             (iii) Tenant shall file a petition under the arrangement provisions of the United States Bankruptcy Code or under the provisions of any law of like import; or

             (iv) A permanent receiver, trustee or liquidator shall be appointed for Tenant or of or for the property of Tenant, and such receiver, trustee or liquidator shall not have been discharged within sixty (60) days from the date of his appointment; or

             (v) Tenant shall default in making any payment of rent due hereunder and such default shall continue for more than 10 days beyond the date due;

             (vi) Tenant shall default in the due keeping, observing or performance of any other covenant, agreement, term, provision or condition of this Lease on the part of Tenant to be kept, observed or performed, and if such default shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same, or, in the case of such a default which for causes beyond Tenant's control cannot with due diligence be cured within said period of thirty (30) days, if Tenant:
         (i) shall not, promptly upon giving of such notice, advise Landlord in writing of Tenant's intention to institute within thirty (30) days all steps necessary to remedy such default; or (ii) shall not institute within thirty (30) days and thereafter diligently prosecute to completion all steps necessary to remedy the same; or (iii) shall not remedy the same within a reasonable time after the date of the giving of said notice by Landlord;

             (vii) any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm, association or corporation other than Tenant except as expressly permitted under Article 14 hereof, or whenever Tenant shall desert or abandon the Premises or the same shall become vacant; or

             (viii) any default by Tenant, as Purchaser, after applicable notice and cure periods, if any, shall occur under the Option Agreement or any material default by Tenant, as Purchaser, shall occur under the Purchase Agreement dated as of October 30, 2000 among Landlord, Tenant and GGRI, Inc., or an Event of Default shall have occurred under
         Section 6.1(a), 6.1(f) or 6.1(g) of that certain Promissory Note (inclusive of all accrued interest notes issued pursuant thereto, the "Note") in the original principal amount of $17,500,000 made by Colony RIH Holdings, Inc. in favor of Landlord, but only if at the time of such Event of Default the Note (or the majority interest therein) is held by Landlord, an Affiliate (as defined in the Note) of Landlord, or a lender of

         Landlord or an Affiliate of such lender which acquired the Note pursuant to a pledge of the Note and is an Eligible Person as defined in the Note;

then, in any of said cases, Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term and estate hereby granted (whether or not the term shall theretofore have commenced) shall expire and terminate (including any right to extend the term or continue on a month to month basis) upon the expiration of said five (5) days with the same effect as if that day were the date hereinbefore set for the expiration of the term of this Lease and Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the premises and expel or remove Tenant and any other person who may be occupying such premises or any part thereof, by legal process, without being liable for prosecution or any claim of damages therefor.

         (b) Upon the occurrence of any Event of Default described in Section 17(a) hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

         (i) If Landlord terminates this Lease pursuant to Section 17(a), enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof by legal process without being liable for prosecution or any claim for damages therefore, and relet the Premises and receive the rent therefor.

         (ii) Enter upon the premises, by legal process, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord as provided herein on demand for any reasonable expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease.

         (c) Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant.

         (d) In case of any event of default or breach by Tenant, Tenant shall also be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, in addition to any sum provided to be paid above; the costs of removing and storing Tenant's property; the costs of repairing, altering, remodeling or otherwise putting the premises into the condition that the Premises were delivered to Tenant; and all reasonable expenses incurred by Landlord in enforcing Landlord's rights and/or remedies including reasonable attorney's fees.

         (e) If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payments and/or remedy such other default for the account of Tenant (and, pursuant to legal process, enter the premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees, to pay Landlord, upon demand, all reasonable and customary costs, expenses and disbursements (including reasonable attorney's fees) incurred by Landlord in taking such remedial action.

         (f) No waiver by Landlord or Tenant of any breach by the other party of any of the other party's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by landlord or Tenant to seek a remedy for any breach by the other party be a waiver with respect to such or any subsequent breach.

         (g) No right or remedy herein conferred upon or reserved to Landlord or Tenant is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

18. Limitation on Landlord's Liability.

         Tenant shall look solely to Landlord's interest in the Premises, including insurance loss proceeds and Taking awards, for the recovery of any judgment against Landlord, and if Landlord is a partnership, its partners, whether general or limited, or if Landlord is a corporation, its directors, officers and shareholders, shall not be personally liable for any such judgment. The foregoing shall not limit any right of Tenant to obtain injunctive relief against Landlord or to maintain any suit for specific performance or other equitable relief.

19. Notices.

         All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a "Notice") shall be in writing and shall be (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by facsimile transmission, provided that the original copy thereof also is sent by prepaid, first-class certified or registered mail or by next-day or overnight mail or personal delivery.

if to Tenant, to

Colony Capital, L.L.C.
660 Madison Avenue
New York, NY  10021
Facsimile:        (212) 593-5433
Attention:        Nicholas L. Ribis

with copies to:

Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY  10019
Facsimile: (212) 728-8111
Attention:  Thomas M. Cerabino, Esq.

if to Landlord, to

c/o Sun International Hotels Limited
Coral Towers
Paradise Island, The Bahamas
Facsimile:  (242) 363-4581
Attention:  Charles D. Adamo

with copies to:

Winston & Strawn
200 Park Avenue
New York, NY  10166
Facsimile:  (212) 294-4700
Attention:  James P. Gerkis, Esq.

or, in each case, at such other address as may be specified in a Notice to the other party hereto. Any Notice shall be deemed effective and given upon receipt (or intentional refusal of receipt of the addresses of such Notice).

20. Relationship of Parties.

         Landlord does not, by entering into this Lease, become a partner or joint venturer of Tenant or a member of a joint enterprise with Tenant.

21. Environmental Matters.

         (a) Tenant represents the specific activities intended to be carried on in the Premises are in accordance with the Section 5 of this Lease and Tenant covenants and agrees that it will not do or suffer or allow anything which will cause the Premises, or use of the Premises during the Term to be subject to compliance with the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. ("ISRA").

         (b) Tenant shall not engage in operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of "hazardous substances" or "hazardous waste" as such terms are defined under ISRA except in connection with the uses permitted under this lease and in compliance with applicable laws. Subject to Section 5(b)(4), Tenant further covenants that it will not cause or permit to exist any Discharge by Tenant (as such term is defined under ISRA) at the Premises nor cause or permit to exist as a result of an intentional or unintentional action or omission on its part, the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping from, on, or about the Premises of any hazardous substance (as such term is defined under N.J.S.A. 58:10-23.11(b)(k) and N.J.A.C. 7:1-3.3).

         (c) If Tenant's operations or the operations of any subtenant, invitee, representative or agent on the Premises now or during the Term constitute an "Industrial Establishment" and subject the Premises to the requirements of ISRA, then in connection with (i) Tenant's closing operations or transferring ownership or operations of Tenant at the Premises (as defined under

ISRA), (ii) the expiration or sooner termination of this Lease or any assignment of this Lease, or (iii) any subletting of any portion of the Premises, Tenant shall, at its expense, comply with all requirements of ISRA, if any.

         (d) Landlord shall indemnify, protect, defend and save harmless, Tenant and Tenant's affiliates and each of its subsidiaries and each of their respective partners, principals, members officers, directors, contractors, agents and employees (collectively, the "Tenant Indemnified Parties") from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, fines, penalties, interest and expense (including reasonable counsel and other professional fees and disbursements incurred in any action or proceeding and court costs), to which Tenant Indemnified Parties may be subject or suffer arising from, or in connection with any violation of Environmental Law existing on or before the Commencement Date on, under or at the Premises, provided, however, that this indemnification shall be extinguished and of no further force and effect from and after a Closing under the Option.

         (e) Tenant shall indemnify, protect, defend and save harmless, Landlord and Landlord's affiliates and each of its subsidiaries and each of their respective partners, principals, members officers, directors, contractors, agents and employees (collectively, the "Landlord Indemnified Parties") from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, fines, penalties, interest and expense (including reasonable counsel and other professional fees and disbursements incurred in any action or proceeding and court costs), to which Landlord Indemnified Parties may be subject or suffer arising from, or in connection with any violation of Environmental Law on, under or at the Premises occurring during the Term (excluding any covered by Landlord's indemnification under Section 21(d)). This indemnification shall survive the termination or expiration of this Lease.

         (f) In the event of Tenant's failure to comply with this Section 21, Landlord may, after prior written notice to Tenant and an opportunity to cure, at its option, perform any and all of Tenant's obligations as aforesaid and all costs and expenses incurred by Landlord in the exercise of this right shall be deemed to be additional rent payable on demand with interest thereon at a rate per annum that is the 4% above the prime rate then listed in The Wall Street Journal (the "Prime Rate").

         (g) This Article shall survive the expiration or sooner termination of the Lease.

22. Fair Market Rental Determination.

         (a) In the event that Tenant continues its tenancy as a month-to-month tenancy pursuant to Section 3(c) of this Lease, Landlord and Tenant shall endeavor to agree within 30 days of the date of Tenant's Month to Month Extension Notice or a Rent Adjustment Notice from Landlord, as the case may be, on the Fair Market Rental Rate (as defined below) for the Premises. If Landlord and Tenant are unable to agree within such 30-day period upon the Fair Market Rental Rate pursuant to the foregoing sentence, then either party may (such party, the "Initiating Party") upon notice to the other party (such party, the "Other Party"), appoint an appraiser to determine the Fair Market Rental Rate. Within 15 days of the Other Party's receipt of such notice of appointment, the Other Party shall be entitled to appoint its own appraiser and notify the Initiating Party thereof. If the Other Party shall fail to appoint an appraiser as set forth in the foregoing sentence, then the appraiser appointed by the Initiating Party shall make the determination of the Fair Market Rental Rate. If each party shall appoint an appraiser and if such two appraisers cannot within 30 days after their appointment agree upon the Fair Market Rental Rate, the parties shall endeavor to select a third appraiser ("Third Appraiser") within 30 days to decide the issue and, in the event that Landlord's appraiser and Tenant's appraiser shall be unable to jointly agree on the designation of the Third Appraiser within such 30 days, then the parties agree to allow the American Arbitration Association (or any successor organization, "AAA") to designate the Third Appraiser in accordance with the rules, regulations and/or procedures then obtaining of the AAA. The Third Appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after the date of designation of the Third Appraiser, choose either Landlord's or Tenant's determination, and such choice by the Third Appraiser shall be conclusive and binding upon Landlord and Tenant.

         (b) Appraisers appointed by the parties shall have at least seven years' experience in the fixing and valuation of rentals in the County of Atlantic County, State of New Jersey or be members of the Appraisal Institute.

         (c) The "Fair Market Rental Rate" shall be the fair market monthly rental rate for the Premises as of the date of Landlord's Rent Adjustment Notice; provided, however, that the appraisers shall determine such Fair Market Rental Rate as if the option to extend the term of the Lease pursuant to Section 3(c) did not exist, and the appraisers shall assume or take into consideration that (a) the Premises are fit for immediate occupancy and use "as-is" and require no additional work by Landlord, and (b) Landlord is bearing the costs of Impositions imposed against the Premises.

23. Separability.

         Each covenant in this Lease shall be construed to be a separate and independent covenant, and the breach of any such covenant by one party shall not discharge or relieve the other from the obligation to perform its covenants. If any provision of this Lease or any application thereof is invalid or unenforceable, the remainder of this Lease and any other application of such provision shall not be affected thereby. To the extent permitted by Applicable Law, Tenant hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

24. Brokers.

         Each party represents to the other that it has dealt with no broker, agent or finder in connection with the transactions contemplated by this Lease. Each party shall pay or indemnify, hold harmless and defend the other from and against all loss, liability, damage, litigation, sums paid in settlement of any of the foregoing and cost (including attorneys' fees) arising from any claim by any person that he acted on behalf of the indemnitor in connection with such transactions.

25. Entire Agreement.

         This Lease constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior oral or written agreement.

26. Amendments.

         Neither this Lease nor any of the terms hereof may be amended or waived orally, but only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

27. Landlord's Right to Perform.

         Notwithstanding anything to the contrary contained in this Lease, if this Lease requires Tenant to undertake any action or make any repair to the Premises and Tenant fails to undertake such action or make such repair, Landlord may, at its election, after five (5) days notice to Tenant and Tenant's failure to cure the foregoing except that no notice or cure period shall be required in cases of emergency, make said repair as the agent of Tenant, and Tenant shall reimburse Landlord within ten (10) days after demand therefor, for all costs and expenses incurred by Landlord in connection therewith or interest at a rate per annum that is 4% above the Prime Rate.

28. Recording.

         Simultaneously with the execution and delivery of this Lease, the parties shall execute and deliver (a) a memorandum of this Lease in the form of Exhibit B hereto, which memorandum shall be recorded in the land records of Atlantic City and (b) a Termination of Memorandum in the form of Exhibit C hereto, which shall be held by Landlord and recorded only in the event of the expiration of this Lease or a termination of this Lease in accordance with its terms. Landlord and Tenant shall cooperate with each other in taking such steps (including delivery of any ancillary documents) as may be required to record the foregoing documents.

29. Waiver of Trial by Jury.

         IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER (EXCEPT FOR PERSONAL INJURY OR PROPERTY DAMAGE) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OF OR OCCUPANCY OF THE PREMISES, AND ANY EMERGENCY STATUTORY OR ANY OTHER STATUTORY REMEDY.

30. Rules of Usage.

         (a) The following rules of usage shall apply to this Lease unless otherwise required by the context:

         (b) Singular words include the plural and vice versa. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person(s) referred to may require.

         (c) References to articles, sections, exhibits or schedules are references to articles, sections, exhibits or schedules of this Lease. The words "herein", "hereof" and "hereunder" and words of similar import shall be construed to refer to this Lease as a whole and not to any particular article, section, paragraph or subpart thereof unless expressly so stated.

         (d) The headings, subheadings and table of contents used in this Lease are solely for convenience of reference and shall not constitute a part of this Lease nor shall they affect their meaning, construction or effect.

         (e) References to any person shall include such person and its successors and permitted assigns and in the case of an individual, his or her heirs and legal representatives.

         (f) Each of the parties and their counsel have reviewed and revised, or requested revisions to, this Lease, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Lease.

         (g) Unless the contrary is required by an express provision or the context, each reference to "the Premises" shall be deemed a reference to "the Premises or any part thereof".

         (h) Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such agreement, instrument or document is in effect.

         (i) The words "include", "including" and "such as" shall each be construed as if followed by the phrase "without limitation".

         (j) Any reference to Landlord's attorneys' fees shall mean Landlord's reasonable attorneys' fees, disbursements and other expenses incurred by Landlord, including those incurred in connection with any appellate proceedings.

         (k) The word "re-enter" as used herein is not restricted to its technical legal meaning.

31. Governing Law.

         (a) This Lease shall be governed by and construed in accordance with laws of the State of New Jersey.

32. Counterpart Execution.

         (a) This Lease may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Lease to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first set forth above.

SUN INTERNATIONAL NORTH AMERICA, INC.


By:  /s/ William C. Murtha
     ---------------------
Name:  William C. Murtha
Title:  Senior Vice President and Corporate Counsel



COLONY RIH ACQUISITIONS, INC.


By:  /s/ Nicholas L. Ribis
     ---------------------
Title:  Vice President
        Nicholas L. Ribis



EXHIBIT A -- Premises
EXHIBIT B -- Memorandum of Lease Agreement
EXHIBIT C -- Termination of Memorandum of Lease